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                                                                  Exhibit 2.52


                        ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement ("Agreement") is made as of this 20th day of January, 1998 by and among Taylor County Broadcasting, Inc., a Texas corporation ("Assignor"), Cumulus Licensing Corp., a Nevada corporation ("Licensing") and Cumulus Broadcasting, Inc., a Nevada corporation ("Broadcasting" and together with Licensing, the "Assignee").

     This Agreement is intended to effectuate Sections 2(v)(vi) and 5(a)(viii) of the October 29, 1997 Asset Purchase Agreement (the "Purchase Agreement") among Assignee, Big Country Broadcasting, Inc. ("Big Country") and Tye Broadcasting, Inc. ("Tye"), pursuant to which Assignor's Purchase Option (as defined in the Purchase Agreement) relative to Station KHXS-FM, Abilene, Texas is to be assigned from Assignor, which is commonly owned with Big Country and Tye, to Assignee. Assignor, pursuant to its Time Brokerage Agreement of December 6, 1996 with IQ Radio, Inc. ("Licensee"), has exercised its Purchase Option and entered into a Purchase Agreement (the "IQ Purchase Agreement") with Licensee on November 20, 1997.

     NOW, THEREFORE, in consideration of the above premises, the mutual promises herein made and those made by Assignee, Big Country and Tye in the Purchase Agreement, the parties hereto agree as follows:

     1. Assignor hereby assigns to Assignee all of its rights under the IQ Purchase Agreement.

     2. Assignee agrees to be bound by the terms and provisions of the IQ Purchase Agreement and, as Assignee, to perform all of the duties and obligations, including the payment of the Purchase Price, as required of "Purchaser" in the IQ Purchase Agreement, and hereafter holds Assignor harmless with respect to any obligations whatsoever under the IQ Purchase Agreement


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other than for any breach by Assignor of the IQ Purchase Agreement prior to the date hereof.

     3. Licensee acknowledges that at the Closing under the IQ Purchase Agreement the Federal Communications Commission authorizations for Station KHXS-FM shall be assigned to Licensing, and the other assets to be assigned pursuant to the IQ Purchase Agreement shall be assigned to Broadcasting.

     4. In lieu of the representations contained in Sections 3.1 and 3.2 of the IQ Purchase Agreement, Assignee hereby represents to Licensee that Broadcasting and Licensing are corporations, duly organized and in good standing under the laws of the State of Nevada, and that Assignee's execution and delivery of this Agreement, and the performance of its obligations under the IQ Purchase Agreement, have been duly authorized by all necessary action on the part of Broadcasting and Licensing.

     5. The representations of "Purchaser" included in Section 3.3 of the IQ Purchase Agreement are hereby certified to by Assignee as being true as to it.

     6. The parties agree that the penultimate sentence of Section 1.3(a)3 of the IQ Purchase Agreement shall be amended to add the words "to the extent permitted by law and by the regulations of the FCC" at the end of such sentence.

     7. The parties agree that the first sentence of Section 6.2 of the IQ Purchase Agreement is amended to add the words "and contracts" immediately after the word "leases" therein.

     8. The parties agree that Exhibits A and B to the IQ Purchase Agreement shall be the Exhibits A and B attached hereto.

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                                          2


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             TAYLOR COUNTY BROADCASTING, INC.


                                             By:
                                                  ------------------------------
                                                       Virginia Ann Hine
                                                       Vice President


                                             CUMULUS BROADCASTING, INC.


                                             By:
                                                  ------------------------------
                                                       Richard Weening
                                                       Chairman


                                             CUMULUS LICENSING CORP.


                                             By:
                                                  ------------------------------
                                                       Richard Weening
                                                       Chairman

     IQ Radio, Inc. hereby consents to the assignment of the IQ Purchase Agreement as provided for above, agrees to perform all of its duties and obligations under the IQ Purchase Agreement as so assigned and agrees to the amendments to the IQ Purchase Agreement set forth herein.

                                             IQ RADIO, INC.


Date:     1-20-97                       By:
       -------------                         ------------------------------
                                                  President

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             TAYLOR COUNTY BROADCASTING, INC.

                                             By:
                                                  ------------------------------
                                                       Virginia Ann Hine
                                                       Vice President


                                             CUMULUS BROADCASTING, INC.


                                             By:
                                                  ------------------------------
                                                       Richard Weening
                                                       Chairman


                                             CUMULUS LICENSING CORP.


                                             By:
                                                  ------------------------------
                                                       Richard Weening
                                                       Chairman

     IQ Radio, Inc. hereby consents to the assignment of the IQ Purchase Agreement as provided for above, agrees to perform all of its duties and obligations under the IQ Purchase Agreement as so assigned and agrees to the amendments to the IQ Purchase Agreement set forth herein.

                                             IQ RADIO, INC.


Date:                                   By:
       -----------                           ------------------------------
                                                  President


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                                      EXHIBIT A


LICENSEE does not own any equipment. LICENSEE owns the FCC licence and all equipment is leased.


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                                      EXHIBIT B


Contracts for LICENSEE are listed below:

1.   KRIG Equipment Lease

2.   Rush Limbaugh Contract

3.   Imus In the Morning Contract

4.   LMA Contract amount of payment for Larry Hickerson

5.   KACU Tower Rental for KHXS

6.   CNN Barter Agreement